UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2006
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Asset Purchase Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement
     On September 5, 2006, Intervoice, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company has acquired substantially all of the assets of Nuasis Corporation (“Nuasis”), a leading provider of Internet-enabled, customer contact software, for $2.5 million in cash pursuant to that certain Asset Purchase Agreement dated September 1, 2006 (the “Purchase Agreement”) by and between the Company and Nuasis. As part of the Purchase Agreement, the Company has purchased Nuasis’ products, intellectual property, customer and channel contracts and other assets, and will assume certain obligations. Also, the Company hired many of Nuasis’ employees who joined the Company effective September 1, 2006.
     The foregoing is qualified by reference to the Press Release and the Purchase Agreement, which are filed as Exhibits 2.1 and 99.1 to this Current Report and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition
     In the Press Release, the Company also announced that it expects revenue to be near or slightly above the top end of the previously announced range of $44 to $49 million for its second quarter ended August 31, 2006.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.
     Not applicable.
(b)	Pro Forma Financial Information.
     Not applicable.
(c)	Shell Company Transactions.
     Not applicable.
(d)	Exhibits.

Exhibit
Number	Exhibit Title
2.1	Asset Purchase Agreement dated September 1, 2006 by and between Intervoice, Inc. and Nuasis Corporation. Page 39 of Exhibit 2.1 contains a list briefly describing the contents of all omitted schedules and exhibits. The Company will supplementally furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

99.1	Press Release of Intervoice, Inc. dated September 5, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Craig E. Holmes
Craig E. Holmes
Executive Vice President and Chief Financial Officer

Date: September 6, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
2.1	Asset Purchase Agreement dated September 1, 2006 by and between Intervoice, Inc. and Nuasis Corporation. Page 39 of Exhibit 2.1 contains a list briefly describing the contents of all omitted schedules and exhibits. The Company will supplementally furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

99.1	Press Release of Intervoice, Inc. dated September 5, 2006.